Exhibit 5.1

Yigal Arnon (1929-2014)
Dror Vigdor
Amalia Meshi
Amnon Lorch
Hagai Shmueli
Barry Levenfeld
David H. Schapiro
Hagit Bavly
Orna Sasson
Barak Tal
Shiri Shaham
Doron Tamir
Daniel Abarbanel
David Osborne
Gil Oren
Ronit Amir Yaniv
Orly Tsioni
Mordehai Baicz
Barak Platt
Benjamin Horef
Yoran Gill
Asaf Eylon
Adrian Daniels
Yuval Shalheveth
Jacob Ben Chitrit
Peter Sugarman
Ben Sandler
Boaz Fiel
Joeri Kreisberg
Simon Weintraub
Ruth Loven
Yarom Romem
Adam Spruch
Yuval Bargil
Eliran Furman
Eran Lempert
Ofir Levy

Daniel Green
Hanital Belinson
Yoheved Novogroder
Oren Roth
Dror Varsano
Odelia Sidi
Shira Lahat
Micki Shapira
Eran Zach
Ido Chitman
Aner Hefetz
David Akrish
Nir Rosner
Assaf Mesica
Liron Hacohen
Guy Fuhrer
Ezra Gross
David Roness
Eli Greenbaum
Lee Maor
Nimrod Vromen
Guy Sagiv
Shani Rapoport
Lior Gelbard
Keren Tal
Naftali Nir
Yael Hoefler
Sagi Schiff
Netanella Treistman
Daniel Damboritz
Yulia Lazbin
Joshua Lieberman
Eyal Aichel
Roy Masuri
Avi Anouchi
Sivan Gilron Dotan
Tomer Bar-Nathan

Edan Regev
Gitit Ramot-Adler
Guy Kortany
Goor Koren
Roey Sasson
Nir Rodnizky
Michal Sagmon
Hila Rot
Eran Kadosh
Neta Goshen
Chen Lanir
Daphna Livneh
Tamar Gilboa
Adi Samuel
Alona Toledano
Yuval Shamir
Lihi Katzenelson
Inbar Hakimian-Nahari
Naama Hod
Raffi Brown
Shahar Uziely
Yehudit Biton
Omri Schnaider
Michal Zeituny Taub
Rinat Michael
Adi Attar
Amos Oseasohn
Ofir Paz
Adi Daniel
Dafna Shaham
Miriam Friedmann
Roni Osborne
Noam Shochat
Noa Slavin
Michael Horowitz
Guy Fatal
Shani Lorch

Itamar Cohen
Shai Margalit
Yonatan Whitefield
Moshe Lankry
Nir Kamhi
Shira Teger
Rachel Lerman
Ravid Saar
Sophie Blackston
Elad Morgenstern
Ron Ashkenazi
Carmel Nudler
Yehonatan Cohen
David Shmulevitz
Aaron Shaw
Guy Ziv-Shalom
Lior Cohen Goldstein
Shiri Vilkin
Asaf tenenbaum
Liad Kalderon
Nataly Margalit
Shiran Glitman
Dani Weissberg
Lareine Khoury
Nohar Hadar
Nitzan Kahana
Tali Har-Oz
Tal Alon
Mor Ido
Nechemia Englman
Tomer Tako
Natalie Korenfeld
Moshe Pasker
Nitzan Fisher Conforti
Victoria Savu
Derora Tropp
Hila Amiel

Chaim Cohen
Michal Mor
Shine Meron
Galit Frank
Elad Peleg
Maytal Spivak
Avraham Schoen
Elan Loshinsky
Josh Hauser
Eitan Cohen
Dror Kanarik Sarig
Royi Heilig
Carmel Bareket
Yifat Hovev
Maor Alev
Vered Glaubach
Yair Taitelbaum
Regina Pevzner
Maor Layani
Areen Nashef
Ido Zahavi
Guy Yarom
Hillel Segal
Yonatan Grinstein
Tom Kuper
Moran Shachar
Daniel Rosenbaum
Avital Salzman
Rotem Cohen
Idan Adar
Shahar Iluz
Itay Ashkenazi
Roei Brizel
Ido Sella
Evyatar Katz
Hadil Nassif Khawand
Maayan Malka Rublin

Ran Aziel
Stav Orenstein
Charleen Moerdler
Avia Ickovics
Amira Brizel
Lior Hochshtadt
Ofek Sinai
Shmuel Ofen
Or Perel
Uri Galatt
Maya Haran
Avishai Oberman
Elior Goldenberg
Eyal Safrai
Yuval Dekel
Adina Mirchin
Shira Eidelman
Amiram Zano
Dana Kleiman
Basel Sader
Sapir Shimoni
Leah Grumet
Tal Segev
Yehuda Attar
Moshe Abraham
Avichai Isaschar
Yitzy Rizel

Gidon Weinstock Of Counsel
Roy Keidar Of Counsel
Tamar Tavory Of Counsel

Paul H. Baris (1934-2010)
Rami Kook
Nira Kuritzky
Eran Ilan

Tel Aviv | September 21, 2022

BioLineRx Ltd.
2 Hamayan Street
Modi’in Technology Park
Modi’in 7177871
Israel

Re:	BioLineRx Ltd.

Dear Sir and Madam:

We have acted as Israeli counsel to BioLineRx Ltd., (the “Company”) in connection with that certain securities purchase agreement dated September 19, 2022, between the Company and the purchasers signatory thereto (the “Agreement”), with respect to the offering, issuance and sale (the “Offering”) by the Company of 13,636,365 American Depositary Shares (“ADSs” such number of ADSs issued and sold in the Offering, the “Offering ADSs”), each representing fifteen ordinary shares, NIS 0.10 par value per share, of the Company (the “Ordinary Shares” and, such number of Ordinary Shares underlying the Offering ADSs, the “Offering Shares”), and warrants (the “Warrants”) to purchase up to an aggregate of 13,636,365 ADSs (the “Warrant ADSs” and, such number of Ordinary Shares underlying the Warrant ADSs, the “Warrant Shares”). In connection with the Offering, the Company will also issue warrants to purchase up to 681,818 ADSs (the “Placement Agent Warrants” and the Ordinary Shares underlying the Placement Agent Warrants, the “Placement Agent Shares”) to H.C. Wainwright & Co. LLC (the “Placement Agent”), or its designees, as part of the compensation payable to the placement agent. The Offering ADSs, Warrant ADSs, Placement Agent Warrants, Offering Shares, Warrant Shares and Placement Agent Shares are being issued pursuant to a registration statement on Form F-3 (Registration Statement No. 333-251857) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus dated January 11, 2021, and the prospectus supplement dated September 21, 2022 and any related prospectus or prospectuses, if any.

As counsel to the Company in Israel, we have examined copies of the Articles of Association of the Company currently in effect, of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

Based on the foregoing, we advise you that in our opinion (i), all action on the part of the Company, its directors and its shareholders necessary for the due authorization and valid issuance, sale and delivery of the Offering ADSs and Offering Shares, Warrants and Placement Agent Warrants has been duly taken, (ii) the Offering Shares have been duly authorized and validly issued and are fully paid and nonassessable; and (iii) the Warrant Shares and Placement Agent Shares have been duly authorized and when paid for in accordance with the terms of the Warrants and Placement Agent Warrants, respectively, will be legally issued, fully-paid and non-assessable.

We are members of the Israeli bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Report on Form 6-K to be filed with the Commission on September 21, 2022, which will be incorporated by reference in the Registration Statement, and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely, /s/ Yigal Arnon & Co. Yigal Arnon & Co.